C I Host.com

                     Terms And Conditions of Use


Acceptable Use Policy/Terms of Service (AUP/TOS)

This C I Host Acceptable Use Policy/Terms of Service ("AUP/TOS") describe the proper kinds of conduct and prohibited uses of C I Host's hosting services (the "Services"). This AUP is not exhaustive and C I Host reserves the right to modify this AUP at any time, effective upon posting of the modified AUP at www.cihost.com. By registering for and using the Services, and thereby accepting the terms and conditions of this AUP, you agree to abide by these conditions as modified from time to time. Any violation of the AUP may result in the suspension or termination of your account or such other action as C I Host deems appropriate.

IMPORTANT NOTE - C I Host has the right to discontinue service, or deny access to anyone who violates our Policies or the terms and conditions shown below WITHOUT WARNING OR PRIOR NOTICE. No refunds or fees paid will be made if account termination is due to violation of the terms outlined below.


Shared Server Abuse

Any attempt to undermine or cause harm to a server, or customer, of C I Host is strictly prohibited.

Unauthorized use of other people's accounts or computers C I Host will strongly react to any use or attempted use of an Internet account or computer without the owner's authorization. Such attempts include
"Internet scamming" (tricking other people into releasing their passwords), password robbery, security hole scanning etc.

Any unauthorized use of accounts or computers by a C I Host customer, whether or not the attacked account or computer belongs to C I Host, will result in action against the attacker. Possible actions include warnings, account suspension or cancellation, and civil or criminal legal action, depending on the seriousness of the attack.

Customers may not run IRC, bots or clients on shared servers. Unacceptable uses also include, but are NOT limited to: Bulk emailing, unsolicited emailings, newsgroup spamming, pornographic content, illegal content, copyright infringement, trademark infringement, warez, cracks, software serial numbers, and/or anything else determined by C I Host to be unacceptable use of C I Host's services including abuse of server resources.

All hosting accounts may be terminated that include the following content or which have links to the following content:

  a.) Providing material that is grossly offensive to the Web community including blatant expressions of bigotry, racism or hatred.

  b.) Promoting or providing instructional information about illegal activities, or promoting physical harm or injury against any group or individual.




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  c.)  Displaying material that exploits children under 18 years of age.

  d.) Acts of copyright infringement including offering pirated computer programs or links to such programs, information used to circumvent manufacturer-installed copy-protect devices, including serial or registration numbers for software programs, or any type of cracker utilities.

  e.) Exporting encryption software over the Internet or otherwise, to points outside the United States.

  f.) Distributing information regarding the creation of and sending Internet viruses, worms, Trojan horses, pinging, flooding, mailbombing, or denial of service attacks. Also, activities that disrupt the use of or interfere with the ability of others to effectively use the network or any connected network, system, service, or equipment.

  g.) Advertising, transmitting, or otherwise making available any software, program, product, or service that is designed to violate this AUP, which includes the facilitation of the means to spam, initiation of pinging, flooding, mailbombing, denial of service attacks, and piracy of software. Any account that is deactivated by the abuse team will be charged the following reactivation fees:

     1st offense - $25.00
     2nd offense - $100.00
     3rd offense - $500.00 plus Account termination

This fee will only be waived if it is determined by the abuse team that the account was disabled without cause.


Abuse of Unlimited Traffic

C I Host's customers are privileged to be offered unlimited traffic for their web sites. The intention of C I Host is to provide a large space to serve web documents, not an off site storage area for electronic files. All (90 percent) of your web pages (html) must be 'linked' with files (.GIF, .JPEG, etc.) stored on C I Host's server. Web sites that are found to contain either/or no html documents, a large number of unlinked files are subject to warning, suspension or cancellation at the discretion of C I Host management. Any customer who violates C I Host's Policies in abusing either space/site transfer will be notified and given 2 days to remedy the problem. If the problem is not resolved within the allotted period, the client will be billed for the overages.

To maintain the integrity of our shared hosting service the following limitations apply:

     Sites with banners, graphics or cgi scripts running from their domain used on other domains.

     Sites with picture galleries (This is any site where 50 percent of the files transferred is graphics).

     Sites offering download files or archives (This is any site where 50 percent or more of there monthly traffic is from file downloads).




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     Sites running multimedia files (QuickTime, Real Audio, Real Video,
MP3).

     Sites acting as document repositories or document storage/backup services.

For those that do not qualify for the unlimited service, traffic will go unmonitored until you reach 20 GB per month. Thereafter, normal data transfer cost of $10.00/1GB/month will be billed to your account. If you want to pre-pay for bandwidth overages, you will be billed
$5.00/1GB/month.

You will receive a notice on Tuesday morning detailing your bandwidth usage.

You will have 7 days to visit www.overages.cihost.com to pay for your overages. If you do not pay for your overages your site will be disabled within 7 days of your first notice. This does not apply to colocation clients. Colocation clients will be billed for the overages based on switch reports. Colocation clients must pay for the overages IMMEDIATELY once billing or C I Host has the sole decision to deactivate any and all servers.

C I Host will be the sole arbiter as to what constitutes a violation of this provision.


Unsolicited Email (Spam)

Unsolicited commercial advertisements (spam) are not allowed in e-mail, and will likely result in account cancellation.

C I Host takes a zero-tolerance approach to spam originating from our servers or for spam advertising of domains hosted on our servers.

The following activities are not allowed:

     Unsolicited bulk or commercial messages ("spam"). This includes, but is not limited to, bulk mailing of commercial advertising, informational announcements, charity requests, petitions for signatures, and political or religious tracts. Such messages may only be sent to those who have explicitly requested it from your domain.

     Forging, altering or removing electronic mail headers is prohibited. Any domain sending stealth spam will be terminated without warning and without refund.

     Sending numerous copies of the same or substantially similar message with the intent to disrupt a server or account ("mail bombing").

     Spamming Newsgroups: Commercial advertisements are unwelcome in most Usenet discussion groups and on most e-mail mailing lists. Inappropriate posting may result in account cancellation. See the newsgroup or mailing list's charter for whether advertising is allowed or not. "Spamming," or sending a message to many different off-topic newsgroups, is particularly unethical and will be treated as such.




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     Mail may not be used to harass or intimidate others. Harassment, whether through language, frequency of messages, or size of messages, is prohibited. Sending a single unwelcome message may be considered harassment. If a recipient asks to stop receiving e-mail, you must not send that person any further messages.

     Providing spamware (software used to send bulk email or software used to harvest email addresses) or links to sites providing spamware is strictly prohibited and subject to demand for removal or account cancellation.

Note: If you use the services of another provider (including but not limited to the use of address lists obtained from a third party vendor or provider) to promote a web site hosted by or through C I Host
(spamvertising), then the provisions of the above Policy shall apply as if the spam were sent through our servers.

Penalty: Depending on the severity of your SPAMMING, C I Host reserves the right to charge you between $1.00 - $100.00 PER SPAM sent through our network. Your web site content will also be confiscated and it will be NEVER returned to you.


CGI Scripts

(This section does not apply to managed dedicated or colocation servers.) Each shared Unix web hosting account comes with its own cgi-bin, in which you are free to use any* CGI scripts you wish. All CGI scripts (Perl scripts with a .pl or .cgi extension) intended for use on shared Windows 2003 web hosting accounts are subject to approval by our NT Administrators.

*See the Server Resource Abuse section


Server Resource Abuse

(This section does not apply to managed dedicated or colocation servers.) Shared server accounts are limited in use of the amount of server resources. Shared server resource abuse includes any process or service usage that affects normal shared server operation, resources or connectivity, and which causes a server to become overloaded. Shared server resources include CPU and memory usage, number of concurrent processes, number of concurrent port or database connections and total bandwidth. Possible causes of server resource abuse include, but are not limited to, the use of: CGI, Perl, Sendmail, mySQL, MSSQL, PHP, ASP, COLDFUSION, HTTP, SMTP, POP3 and FTP. If server resource abuse is detected, possible actions include, but are not limited to: disabling of the offending script or scripts, disabling of the specific service, disabling of the entire account or account cancellation. If server overload is a result of server resource abuse, these actions will be taken without prior notice or warning.


Child Pornography

Our policy on child pornography is zero tolerance. C I Host will cooperate fully with any criminal investigation into a Customer's



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violation of the Child Protection Act of 1984 concerning child pornography. Customers are ultimately responsible for the actions of their clients over the C I Host network, and will be liable for illegal material posted by their clients.

According to the Child Protection Act, child pornography includes photographs, films, video or any other type of visual presentation that shows a person who is or is depicted as being under the age of eighteen years and is engaged in or is depicted as engaged in explicit sexual activity, or the dominant characteristic of which is the depiction, for a sexual purpose, of a sexual organ or the anal region of a person under the age of eighteen years or any written material or visual representation that advocates or counsels sexual activity with a person under the age of eighteen years.

Violations of the Child Protection Act may be reported to the U.S. Customs Agency at 1-800-BEALERT


Chat Room

We do not allow clients to install their own chat rooms within a shared hosting account, without approving it with the C I Host Support Team. Most chat rooms tend to be large system hogs and we cannot allow it as an account option. However, we do provide a choice of Java chat rooms for a small extra charge that will more than fill your needs and run without hindering the performance of the machine for others. Note:
Parachat chat rooms do not apply to this rule. They are perfectly fine to install.


Abuse of SMTP Mail Server

We do not allow clients to send more than 2000 pieces of e-mail per day from a shared hosting account. If you do send more than 2000 pieces of e-mail per day, your account will be placed on hold for Network Abuse. If you are sending legitimate e-mails and they total more than 2000 per day your account will be moved to a special server that is specifically designed to handle high volumes of e-mail. You will be charged $50.00/month in addition to your regular hosting charges if your account is moved to this server. Please contact noc@cihost.com to have your domain moved.


Background Running Programs

We may allow programs to run continually in the background. These are considered on a one-to-one basis and an extra charge will be incurred based on system resources used and operational maintenance needed. (this section does not apply to managed dedicated servers)


IRC

We currently do not allow IRC IRC clients or IRC bots to be operated on any of our servers. In addition, IRC servers are not permitted on our network. Anyone found to be in violation of this policy risks immediate account termination.





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Current Contact Information

Current customers must provide C I Host with, and keep current and up to date, good contact information including full address, email, phone, and fax numbers. C I Host uses contact information to reach customers during network emergencies, server downtime, maintenance windows and in case there are billing issues with your account. Failure to keep contact information up to date could lead to temporary account suspension until the information is updated.


Abuse of Dedicated/Colocation Bandwidth Allotments

C I Host's customers are privileged to be offered large amounts of bandwidth and monthly transfer to their servers. The intention of C I Host is to provide large bandwidth allotments to businesses and consumers to serve as connections for their web sites andweb documents ("normal usage," and not for off-site storage areas for electronic documents and files. All (90 percent) of your web pages (.html) must be 'linked' with files (.GIF, .JPEG, .WMV, .RA, etc.) stored on C I Host's server. Web sites that are found to contain either/or no html documents, a large number of unlinked files are subject to warning, suspension or cancellation at the discretion of C I Host management. Any customer who violates C I Host's Policies in abusing bandwidth allotments and site transfer will be notified and given 2 days to remedy the problem. If the problem is not resolved within the allotted period, the client will be billed for the overages.

To maintain the integrity of our dedicated and colocation server networks the following server limitations apply if your site is not deemed as "normal usage:"

Servers that contain:

     Sites with banners, graphics or cgi scripts running from their domain used on other domains.

     Sites with picture galleries (This is any site where 50 percent of the files transferred is graphics).

     Sites offering download files or archives (This is any site where 50 percent or more of there monthly traffic is from file downloads).

     Sites running multimedia files (QuickTime, Real Audio, Real Video,
MP3).

     Sites acting as document repositories or document storage/backup services.

     Sites where 30 percent or more of the files or graphics are linked to by outside off-network third-parties

For those server uses that are not classified under "normal use," and fit within any of the "limitation categories" above, the customer's server is limited to 200 GB of monthly transfer and not to exceeed 2 Mbits/sec of sustained bandwidth, whichever is greater based on peak usage. The customer will be billed at $10.00/GB or $150/mbit for any overage incurred.





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Window 2000/2003 Based Dedicated Servers

Subscribers are prohibited from allowing more than five (5) authenticated users of the Microsoft Windows Server Operating Systems under Microsoft licensing terms and could create liability issues with Microsoft Corporation if violated.

Customer agrees not to remove, modify or obscure any copyright, trademark or other proprietary rights notices that appear on Software Products or that appear during the use of Software Products. Customer further agrees not to reverse engineer, decompile, or disassemble the Software Products.

C I Host may provide you access to other third party software and/or services ("Third Party Products ") through reseller relationships C I Host has established with certain commercial software and licensing vendors, including without limitation, Microsoft Corporation ("Third Party Vendors"). Unless otherwise notified, Customer understands that product support for Third Party Products is provided by C I Host and not by the Third Party Vendor. Neither C I Host nor any Third Party Vendor makes any representations or warranties, express or implied, regarding any Third Party Products. Customer expressly acknowledges and agrees that use of third party products is at customer's sole risk and such third party products are provided "as is" and without representation or warranty of any kind from C I Host or any third party vendor, including without limitation, any implied warranty of merchantability, fitness for a particular purpose, accuracy or completeness of responses or results, correspondence to description, or non-infringement of third party rights.

To the maximum extent permitted by applicable law, neither C I Host nor any third party vendor will be legally responsible for any damages, whether direct, indirect, or consequential, arising from the use or inability to use any third party product. Customer agrees to observe the terms of any license and/or applicable end user subscriber agreement for third party products and that customer shall be fully liable to third party vendors and C I Host with respect to any improper use of such third party products or violation of license agreements with them and/or applicable end user subscriber agreements.


Excessive Use/Overages

You will not exceed the bandwidth, storage and E-mail usage limits outDedicated lined by your particular web hosting package. If you use any bandwidth or storage space in excess of the agreed upon number of megabytes per month or if you exceed E-Mail storage and attachment size limitations, C I Host may, in its sole discretion, assess you with additional charges. If C I Host elects to take any corrective action, C I Host will not refund any unused pre-paid fees. Your use of your account and access to it is your responsibility. You are responsible for any unauthorized access to your account resulting in bandwidth, storage and/or E-mail usage exceeding the limits outlined in your particular web hosting package specifications and resultant charges. Bandwidth overages are currently billed at $10/GB/month. Disk space overages are currently billed at $.25/MB/month. Email attachments overages are currently billed at $.10 per email over 10MB.





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Payment Policies

All accounts are set up on a pre-pay basis. Setup fees are charged for all new accounts and major account changes and are non-refundable. All pricing is guaranteed for the term of pre-payment. C I Host reserves the right to change prices at any time, unless other terms have been agreed upon. Credit card accounts are subject to login deactivation upon the card declining for charges within 48 hours of email notification. Any account not brought current within a week (7 days) of e-mail notice or exceeding this time frame in any way is subject to complete account deactivation. The customer is responsible for all money owed on the account from the time it was established to the time that the customer notifies C I Host at cancel.cihost.com to request for termination of services. All payment is in U.S. currency.

C I Host will bill each client $50.00 per returned check, per wire transfer received and per credit card chargeback received. All C I Host accounts are setup on anniversary billing cycles. Your particular billing cycle corresponds to the contract length that was initially chosen at setup. Your account will automatically renew at this length. There is no fee to change to a shorter billing cycle at the end of the current cycle. However, if you wish to change to a shorter billing cycle, during a current cycle, there will be a $50.00 fee. Please contact the billing department at billing@cihost.com should you wish to change your anniversary billing cycle.

Any account that is not brought current prior to deactivation will be charged a $25.00 reactivation fee as well as a $15.00 late charge, per domain deactivated. In addition, if your credit card declines for any reason C I Host will charge your account an additional $1.00 service charge every time your card is declined. C I Host may impose a debt service charge equal to one and one-half percent (1.5 percent) of the overdue balance (or such lesser amount as may be required by law) for each month or fraction thereof the overdue amount remains unpaid. All taxes, fees and governmental charges relating to the Services provided hereunder (other than income taxes of C I Host) shall be paid by Customer.

C I Host accepts paper checks and online checks, as well as credit cards, wire transfers, money orders, cashiers checks and cash from customers for payment of web hosting services and fees associated with your account. However, there will be a $5.00/month processing fee for each customer paying by paper check and a $50/transaction fee for customers paying by wire transfer (no additional fee for credit cards, money orders, cashiers checks and cash). Additionally, if you decide to switch your payment method of billing cycle you will be charged a $10 processing fee for that change.


Cancellation

C I Host reserves the right to cancel service at any time. All fees paid in advance of cancellation will be pro-rated and paid by C I Host if C I Host institutes its right of cancellation. Any violation of policies which results in extra costs will be billed to the customer (i.e. transfer, space etc.).




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All of C I Host's web hosting plans are backed by a 30 day money back guarantee (*see restrictions below). If you are not completely satisfied with our services or support within the first 30 days of your contract, you will be given a full refund of the contract amount excluding setup fees, domain registration fees, add-on/upgrade fees and overages. Setup fees are refundable only if the account order is canceled prior to account activation. For web hosting contracts, dedicated servers and colocation packages, the full contract amount less any setup fees and overages will be refunded if C I Host is notified within the first 30 days following activation. No refund is available after the 30th day. This policy does not apply to any additional services such as overages, referrer logs, real audio/video, additional disk space, additional pop accounts, etc. Due to security concerns, all account cancellations must be done following the steps outlined at http://cancel.cihost.com. Cancellations via email requests will not constitute acceptance of any cancellation. Refunds will be made by company check or issued back to your credit card within 30 days of receipt of cancellation. To receive your refund, you must terminate this Agreement in the manner described in above and cease using the Services. Cancellations are processed only from 9 a.m. - 6 p.m. CST on Monday-Friday. No cancellations are processed on holidays or weekends.

*Advanced Hosting Packages (Dedicated and Colocation packages)
All advanced hosting packages must be cancelled according to the terms outlined in your contract. A cancellation notice must be submitted in writing 30 days in advance. Once the written cancellation notice has been received, you will be contacted via email regarding any restrictions or final obligations owed on your contract.

*E-business In A Box
E-business In A Box packages are non-refundable once the site has been approved and launched. If the account is cancelled within the first 30 days and production has not begun, the account can be cancelled for a full refund excluding the setup fee and domain registration fees.

*E-memories
E-memories packages are non-refundable once logins have been activated by you. If the account is cancelled within the first 30 days and the logins have not been activated, you will be given a full refund minus the setup fee.

*E-files
E-files packages are non-refundable once the logins have been activated. If the account is cancelled within the first 30 days and the logins have not been activated, you will be given a full refund minus the setup fee.

*Crazy Deals
All "Crazy Deals" are non-refundable. If the account is cancelled within the first 30 days, only C I Host accounts credits are given for the full amount excluding setup fees, domain registration fees, add-on/upgrade fees and overages.


Liability and Obligations on Cancellation

If the Agreement expires or is cancelled for any reason, C I Host is not liable to you because of the expiration or cancellation for



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compensation, reimbursement or damages on account of the loss of prospective profits, anticipated sales, goodwill or on account of expenditures, investments, leases or commitments in connection with your business, or for any other reason whatsoever flowing from the termination or expiration. If you terminate this Agreement, C I Host will not relieve you of any obligations to pay fees and costs accrued before the termination date or any other amounts you owe to C I Host under this Agreement.


IP Address Overlap

C I Host administers the network on which customer servers reside. The customer cannot use IP addresses which were not assigned to them by C I Host staff. Any server found using IPs which were not officially assigned will be suspended from network access until such time as the IP addresses overlap can be corrected.


Material and Product Requirements

You must ensure that all material and data placed on C I Host's equipment is in a condition that is "server-ready," which is in a form requiring no additional manipulation by C I Host. C I Host will make no effort to validate any of this information for content, correctness or usability. If your material is not "server-ready", C I Host may reject this material. C I Host will notify you of its refusal of the material and afford you the opportunity to modify the material to satisfy C I Host's requirements. Use of the Services requires a certain level of knowledge in the use of Internet languages, protocols and software. This level of knowledge varies depending on the anticipated use and desired content of your Web site. You must have the necessary knowledge to create and maintain a Web site. C I Host does not provide this knowledge or customer support outside of the Services.


Intellectual Property Rights

Material accessible to you through C I Host's services may be subject to protection under the United States or other copyright laws, or laws protecting trademarks, trade secrets or proprietary information. Except when expressly permitted by the owner of such rights, you must not use C I Host or its servers and network in a manner that would infringe, violate, dilute or misappropriate any such rights, with respect to any material, which you access or receive through the C I Host network. If you use a domain name in connection with C I Host or similar service, you must not use that domain name in violation of any trademark, service mark, or similar rights of any third party.


Network Security

Customers may not use the C I Host network with an attempt to circumvent user authentication or security of any host, network, or account. This includes, but is not limited to:

     accessing data not intended for the customer logging into a server or account the customer is not expressly authorized to access




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     password cracking

     forging any TCP/IP packet header or any part of the header information in any e-mail or newsgroup posting attempting to probe, scan or test the vulnerability of a system or network or to breach security or authentication measures without proper authorization probing the security of other networks in search of weakness or violation of any other organization's security policy

Customers may not attempt to interfere or deny service to any user, host, or network. This includes, but is not limited to:

     flooding

     mail bombing

     or other deliberate attempts to overload or crash a host or network.

C I Host will cooperate fully with investigations of violations of systems or network security at other sites, including cooperating with law enforcement authorities in the investigation of suspected criminal violations. Users who violate system or network security may incur criminal or civil liability. You are solely responsible for any security breaches affecting servers or accounts under your control. If your server or website is responsible for or involved in an attack on or unauthorized access into another server or system, C I Host will shut it down immediately. You will pay any charges resulting from the cost to correct security breaches affecting C I Host or any of its other customers.


Shared Hosting Account/Dedicated Server Security

You are responsible for any misuse of your account, even if the inappropriate activity was committed by a friend, family member, guest or employee. Therefore, you must take steps to ensure that others do not gain unauthorized access to your account. In addition, you may not use your account to breach security of another account or attempt to gain unauthorized access to another network or server.

     Your password provides access to your account. It is your responsibility to keep your password secure.

     Sharing your password and account access with unauthorized users is prohibited. You should take care to prevent others from using your account since you will be held responsible for such use.

     Attempting to obtain another user's account password is strictly prohibited, and may result in termination of service.

     You must adopt adequate security measures to prevent or minimize unauthorized use of your account.




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     You may not attempt to circumvent user authentication or security of any host, network or account. This includes, but is not limited to, accessing data not intended for you, logging into or making use of a server or account you are not expressly authorized to access, or probing the security of other networks. Use or distribution of tools designed for compromising security is prohibited. Examples of these tools include, but are not limited to, password guessing programs, cracking tools or network probing tools.

     You may not attempt to interfere with service to any user, host or network ("denial of service attacks"). This includes, but is not limited to, "flooding" of networks, deliberate attempts to overload a service, and attempts to "crash" a host.

Customers who violate systems or network security may incur criminal or civil liability. C I Host will cooperate fully with investigations of violations of systems or network security at other sites, including cooperating with law enforcement authorities in the investigation of suspected criminal violations.


Electronic Commerce

You will be solely responsible for the development, operation and maintenance of your online store and products and all contents and materials appearing online or on your products, including without limitation (a) the accuracy and appropriateness of content and materials appearing within the store or related to your products, (b) ensuring that the content and materials appearing within the store or related to your products do not violate or infringe upon the rights of any third party, and (c) ensuring that the content and materials appearing within the store or related to your products are not libelous or otherwise illegal. You will be solely responsible for the final calculation and application of shipping and sales tax. You will also be solely responsible for accepting, processing, and filling any customer orders, and for handling any customer inquiries or complaints arising there from.

You are also responsible for the security of any customer credit card numbers and related customer information you may access as a result of conducting electronic commerce transactions through your Web Site. You will keep all such information confidential and will use the same degree of care and security as you use with your confidential information.


Static/Dynamic Content Caching

You expressly (i) grant to C I Host a license to cache the entirety of your Web Site, including content supplied by third parties, hosted by C I Host under this Agreement and (ii) agree that such caching is not an infringement of any of your intellectual property rights or any third party's intellectual property rights.





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IP Address Ownership

C I Host shall maintain and control ownership of all IP numbers and addresses that may be assigned to you by C I Host and C I Host reserves, in its sole discretion, the right to change or remove any and all such IP numbers and addresses.


Domain Name Registration

Customer agrees to pay C I Host prior to the effectiveness of the desired domain name registration, the then-current amounts set forth in the C I Host price schedule for the initial registration of the domain name and, should Customer choose to renew the registration, subsequent renewals of the registration. All fees are non-refundable, in whole or in part, even if Customer's domain name registration is suspended, cancelled or transferred prior to the end of Customer's then current registration term. C I Host reserves the right to change fees, surcharges, renewal fees or to institute new fees at any time, for any reason, at its sole discretion. Customer's requested domain name will not be registered unless and until we receive actual payment of the registration fee, and have confirmed Customer's registration in an email from C I Host to the email address indicated in Customer's registration application. In the event of a charge-back by a credit card company (or similar action by another payment provider allowed by C I Host) in connection with the payments of the registration fee for Customer's domain name registration, Customer agrees and acknowledges that the domain name registration shall be transferred to C I Host as the paying entity for that registration to the registry and that we reserve all rights regarding such domain name including, without limitation, the right to make the domain name available to other parties for purchase. C I Host will reinstate Customer's domain name registration solely at C I Host's discretion, and subject to our receipt of the initial registration or renewal fee and our then-current reinstatement fee.


Copyright Infringement

DIGITAL MILLENNIUM COPYRIGHT ACT

Notice and Procedure for Making Claims of Copyright Infringement

Pursuant to Title 17, United States Code, Section 512(c)(2), all notifications of claimed copyright infringement on the C I Host system or Web site should be sent ONLY to our Designated Agent.

NOTE: THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR NOTIFYING C I HOST THAT YOUR COPYRIGHTED MATERIAL MAY HAVE BEEN INFRINGED.

WE CAUTION YOU THAT UNDER FEDERAL LAW, IF YOU KNOWINGLY MISREPRESENT THAT ONLINE MATERIAL IS INFRINGING, YOU MAY BE SUBJECT TO HEAVY CIVIL PENALTIES. THESE INCLUDE MONETARY DAMAGES, COURT COSTS, AND ATTORNEYS FEES INCURRED BY US, BY ANY COPYRIGHT OWNER, OR BY ANY COPYRIGHT OWNER'S LICENSEE THAT IS INJURED AS A RESULT OF OUR RELYING UPON YOUR MISREPRESENTATION. YOU MAY ALSO BE SUBJECT TO CRIMINAL PROSECUTION FOR PERJURY.

DO NOT SEND ANY INQUIRIES UNRELATED TO COPYRIGHT INFRINGEMENT (e.g. REQUESTS FOR TECHNICAL ASSISTANCE OR CUSTOMER SERVICE, REPORTS OF E-MAIL ABUSE, etc.) TO THE CONTACT LISTED BELOW. YOU WILL NOT RECEIVE A RESPONSE IF SENT TO THAT CONTACT.

Written notification must be submitted to the following Designated
Agent:

C I Host, Inc.
Legal Department
1851 Central Drive Suite 110
Bedford, TX 76021
Fax: 817-868-7203
copyright@cihost.com

Under Title 17, United States Code, Section 512(c)(3)(A), the
Notification of Claimed Infringement must include the following:

1. Physical or electronic signature of a person authorized to act on behalf of the copyright owner.

2. Identification of the copyrighted work claimed to have been infringed or a representative list if multiple works are involved.

3. Identification of the material that is claimed to be infringing that should be removed or access to disabled and information reasonably sufficient to enable the online service provider to locate the material (usually a URL to the relevant page).

4. Information reasonably sufficient to allow the online service provider to contact the complaining party (address, phone number, e-mail address).

5. Statement that the complaining party has "a good faith belief that use of the material in the manner complained of is not authorized by the copyright owner, its agent or the law."

6. Statement that the information in the notice is accurate, and under penalty of perjury, that the complaining party is authorized to act on behalf of the copyright owner.


Lawful Purpose

C I Host reserves the right to refuse service to anyone. Customers may only use C I Host server for lawful purpose. Transmission of any material in violation of any Federal, State or Local regulation is prohibited. This includes, but is not limited to copyrighted material, material legally judged to be threatening or obscene, and material protected by trade secrets. The designation of any materials as such described above is left entirely to the discretion of C I Host management. Regardless of the place of signing this agreement, the client agrees that for purposes of venue and jurisdiction this contract was entered into and performed in Tarrant County, Texas, and any dispute will be litigated or arbitrated in Tarrant County, Texas. Customer further waives all objections to venue or jurisdiction and acknowledges that venue and jurisdiction in any such litigation will be held in Tarrant County Courts. IN NO EVENT SHALL C I HOST'S MAXIMUM LIABILITY EXCEED FIVE HUNDRED ($500.00) DOLLARS FOR ANY REASON.

Indemnification

CUSTOMER AGREES THAT IT SHALL DEFEND, INDEMNIFY, SAVE AND HOLD C I HOST HARMLESS FROM ANY AND ALL DEMANDS, LIABILITIES, LOSSES, COSTS AND CLAIMS, INCLUDING REASONABLE ATTORNEY'S FEES ASSERTED AGAINST C I HOST, ITS AGENTS, ITS CUSTOMERS, OFFICERS AND EMPLO YEES, THAT MAY ARISE OR RESULT FROM ANY SERVICE PROVIDED OR PERFORMED OR AGREED TO BE PERFORMED OR ANY PRODUCT SOLD BY CUSTOMER, IT'S AGENTS, EMPLOYEES OR ASSIGNS. CUSTOMER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS C I HOST AGAINST LIABILITIES ARISING OUT OF; (1) ANY INJURY TO PERSON OR PROPERTY CAUSED BY ANY PRODUCTS SOLD OR OTHERWISE DISTRIBUTED IN CONNECTION WITH C I HOST'S SERVER; (2) ANY MATERIAL SUPPLIED BY CUSTOMER INFRINGING OR ALLEGEDLY INFRINGING ON THE PROPRIETARY RIGHTS OF A THIRD PARTY; ( 3) COPYRIGHT INFRINGEMENT AND (4) ANY DEFECTIVE PRODUCTS SOLD TO CUSTOMER FROM C I HOST'S SERVER.


Disclaimer

C I HOST WILL NOT BE RESPONSIBLE FOR ANY DAMAGES YOUR BUSINESS MAY SUFFER. C I HOST MAKES NO WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED FOR SERVICES WE PROVIDE. C I HOST DISCLAIMS ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THIS INCLUDES LOSS OF DATA RESULTING FROM DELAYS, NON-DELIVERIES, WRONG DELIVERY, AND ANY AND ALL SERVICE INTERRUPTIONS CAUSED BY C I HOST AND ITS EMPLOYEES. C I HOST RESERVES THE RIGHT TO REVISE ITS POLICIES AT ANY TIME.

CUSTOMER SHALL NOT TRANSFER OR ASSIGN THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF C I HOST. HOWEVER, C I HOST MAY ASSIGN THE
CUSTOMER'S CONTRACT, IN PART OR IN WHOLE, AT ANYTIME WITHOUT CONSENT FROM OR NOTICE TO THE CUSTOMER. C I HOST RESERVES RIGHT TO CANCEL
CUSTOMERS RIGHTS UNDER THIS CONTRACT AT ANYTIME WITHOUT FURTHER
OBLIGATION.

ALL SUB-NETWORKS, RESELLERS AND DEDICATED SERVERS OF C I HOST MUST ADHERE TO THE ABOVE POLICIES.

FAILURE TO FOLLOW ANY TERM OR CONDITION WILL BE GROUNDS FOR IMMEDIATE ACCOUNT DEACTIVATION.


AUP/TOS Revisions

C I HOST RESERVES THE RIGHT TO REVISE, AMEND, OR MODIFY THIS AUP/TOS AND ALL OF OUR OTHER POLICIES AND AGREEMENTS AT ANY TIME AND IN ANY MANNER. NOTICE OF ANY REVISION, AMENDMENT, OR MODIFICATION WILL BE DEEMED WHEN THE NEW INFORMATION IS POSTED WITHIN THIS DOCUMENT OR ANY OTHER ONLINE AGREEMENTS. CUSTOMERS WILL NOT NECCESSARILY BE NOTIFIED IN WRITING OF THESE CHANGES. PLEASE CHECK THIS AND ALL OTHER C I HOST AGREEMENTS AND DOCUMENTS FREQUENTLY FOR CHANGES.



Service Level Agreements (SLA)

C I Host provides Internet World Wide Web page hosting, Marketing, and Development. C I Host endeavors to have the content of your Web site available and to meet certain guarantees posted at www.cihost.com. This Service Level Agreement ("SLA") outlines those agreements and guarantees. C I Host retains sole discretionary power when determining if a guarantee has not been met.


100 percent Uptime Guarantee

(1.) Coverage
This 100 percent uptime guarantee applies to any C I Host client in good financial standing with C I Host at the time of a service outage.

(2.) Service Level Agreement & Specifications
C I Host endeavors to have the content of your web site available for http access by any party in the world 100 percent of the time. Network downtime (unavailability) is defined as 100 percent packet loss from C I Host to its backbone providers. Downtime is measured past 10 minutes after notification of network failure via C I Host's online ticketing system. If the ticketing system itself is unreachable, the ticket must be started by calling the C I Host NOC. C I Host's administrators will determine the end of the downtime by a trace-route to the customer's machine from outside the C I Host network.

(3.) Credits
a. Shared Hosting - In the event that your web site is not available for 100 percent, C I Host will credit the following month's service fee as follows. For any shared hosting client, such credit shall be retroactive and shall be as calculated below and as measured 24 hours a day in a calendar month, with the maximum credit not to exceed fifty
(50) percent of the monthly service charge for the affected month.

      Monthly Uptime                            Credit
     ---------------                          ----------
     95 percent to 99.9 percent               10 percent
     90 percent to 94.9 percent               20 percent
     89.9 percent or below                    50 percent

b. Managed Dedicated Servers and Colocation - For managed dedicated server and colocation customers if the uptime is between 98.9 percent and 99.9 percent for any particular month the credit shall be retroactive and equivalent to the difference between the guaranteed level of availability of the customer's services during the month and the calculated actual level of availability of the customer's services, multiplied by the actual charges incurred by the customer for the services during that month period. In addition, for managed dedicated server, customers may be entitled to additional credits as calculated below and as measured 24-hours a day in a calendar month, with the maximum credit not to exceed fifty (50) percent of the monthly service charge for the affected month.

     Minutes of continuous downtime             Credit
     ------------------------------           ----------
     1-4 60 minute intervals                  10 percent
     5 plus 60 minute intervals               50 percent

In order for you to receive a credit on your account, you must request such credit within seven (7) days after you experienced the down time.

You must request credit by logging on to http://www.cihost.com/?zone=account/request_credit. Credits will usually be applied within sixty (60) days of your credit request.
Credit to your account shall be your sole and exclusive remedy in the event of an outage.

(4.) Restrictions
Customer shall not receive any credits under this SLA in connection with any failure or deficiency of Web Site Availability caused by or associated with:

a. circumstances beyond C I Host's reasonable control, including, without limitation, acts of any governmental body, war, insurrection, sabotage, armed conflict, embargo, fire, flood, strike or other labor disturbance, interruption of or delay in transportation, unavailability of or interruption or delay in telecommunications or third party services,virus attacks or hackers, failure of third party software (including,without limitation, ecommerce software, payment gateways, chat, statisticsor free scripts) or inability to obtain raw materials, supplies, or power used in or equipment needed for provision of this SLA;
b. failure of access circuits to the C I Host Network, unless such failure is caused solely by C I Host;

c. scheduled maintenance and emergency maintenance and upgrades;

d. DNS issues outside the direct control of C I Host;

e. issues with FTP. POP, IMAP, or SMTP customer access;

f. false SLA breaches reported as a result of outages or errors of any C I Host measurement system;

g. customer's acts or omissions (or acts or omissions of others engaged or authorized by customer), including, without limitation, custom scripting or coding (e.g., CGI, Perl, HTML, ASP, etc), any negligence, willful misconduct, or use of the Services in breach of C I Host's Terms and Conditions and Acceptable Use Policy;

h. e-mail or webmail delivery and transmission;

i. DNS (Domain Name Server) Propagation.

j. outages elsewhere on the Internet that hinder access to your account. C I Host is not responsible for browser or DNS caching that may make your site appear inaccessible when others can still access it. C I Host will guarantee only those areas considered under the control of C I Host: C I Host server links to the Internet, C I Host's routers, and C I Host's servers.


Latency Guarantee

C I Host's goal is to keep Average Round-Trip Latency on the C I Host Network to 85 milliseconds or less. "Average Round-Trip Latency", with respect to a given month, means the average time required for round-trip packet transfers between Selected POPs on the C I Host Network during such month, as measured by C I Host. If Average Round-Trip

Latency on the C I Host Network for a calendar month exceeds 85 milliseconds, then upon Customer's request (in accordance with the procedure set forth below), C I Host will issue a credit to Customer equal to and not to exceed in any calendar month one day's worth of the Access Fee (as defined below) paid by Customer for such month.


Packet Loss Guarantee

C I Host's goal is to keep Average Packet Loss on the C I Host Network to 1 percent or less. "Average Packet Loss", with respect to a given month, means the average percentage of IP packets transmitted on the C I Host Network during such month that are not successfully delivered, as measured by C I Host. If Average Packet Loss exceeds 1 percent during a calendar month, then upon Customer's request (in accordance with the procedure set forth below), C I Host will issue a credit to Customer equal to and not to exceed in any calendar month one day's worth of the Access Fee (as defined below) paid by Customer for such month.

The terms of this SLA relating to Average Round-Trip Latency and Average Packet Loss will take effect the first full calendar month after Customer's first use of the C I Host Network.


30 Minute Hardware Replacement Guarantee

C I Host guarantees the functioning of all rented/leased hardware components and will replace any failed component at no cost to the customer. Hardware replacement will begin once C I Host identifies the cause of the problem. Hardware replacement is guaranteed to be complete within 30 minutes of problem identification. In the event that it takes us more than 30 minutes to replace faulty hardware, C I Host will refund the customer 1 days fee per additional hour of down time (up to 100 percent of customer's monthly access fee). This guarantee excludes the time required to rebuild any RAID array.


Dedicated and Colocation Server Environmental/Critical Systems
Guarantees

We guarantee that environmentals/critical systems, including power and HVAC (72 degrees +/-3) infrastructure including UPSs, PDUs and cabling will be available 100 percent of the time in a given month (excluding scheduled maintenance). Should downtime occur, C I Host will credit the customer's accounts as outlined below in the "credits" section. Critical systems should be considered to include functioning of all power and HVAC infrastructure including UPS equipment and cabling. Power supplies of individual servers are not included (they are part of our Server Hardware Guarantee). Critical systems downtime should be considered to exist when a customer's server is shut down due to power or heat problems and a ticket has been opened for the incident in the C I Host ticket tracking system. Critical System downtime is measured from the time the ticket is opened regarding server downtime to the time the problem is resolved and the server comes back on line.

     Minutes of continuous downtime             Credit
     ------------------------------           ----------
     1-4 60 minute intervals                  10 percent
     5 plus 60 minute intervals               50 percent


Access Fee Definitions

For dedicated/colocation/managed hosting Customers, the Access Fee consists solely of the base monthly fee paid by Customer for standard server packages, including the use of the server, the use of electricity to the extent provided to the Customer without additional charge, and up to the amount of data transfer allowed each month without additional charge. The Access Fee for purposes of the SLA credit excludes all other fees which might be charged to the Customer, including, without limitation, charges relating to managed services, incremental bandwidth usage and fees for electricity, extra IP addresses, RAM, or hard drives beyond that which is available without additional charge under C I Host's standard rates. This list of potentially excluded fees is offered solely for purposes of illustration and not by way of limitation.

The Access Fee for all other Customers is the base monthly access fee paid by Customer for use of the applicable C I Host service at the amount of data transfer allowed each month without additional charge, excluding set-up fees, fees for additional services, and for server and other types of options. Such excluded fees will vary by the type of applicable service, and could consist of fees for local loop, extra and/or burstable bandwidth, add-on components, extra IP addresses, hourly support charges, electricity when an additional fee is charge for such an item, and managed services. This list of potentially excluded fees is offered solely for purposes of illustration and not by way of limitation.



Guarantees

1.  Price Freeze Guarantee
C I Host guarantees for as long as you are a continuous client, in good financial standing, and you keep renewing your contract for web hosting service, we guarantee that you will be locked into paying today's web hosting prices forever. This guarantee applies to all C I Host shared web hosting accounts including reseller plans, and E-Business packages.

2.  30 Day Money Back Guarantee
At C I Host customer satisfaction is our main priority! Each of C I Host's services carries a 30 day money back guarantee (except "Crazy Deals".) If you are not completely satisfied with our services within the first 30 days of usage you will be given a full refund of the monthly fees excluding setup fees, addons, overages, or C I Host's DNR domain registration. Setup fee will be retroactively charged if waived or discounted in the original charge. Setup fees are only refundable if the account order is canceled prior to activation. You must goto http://www.cancel.cihost.com and fill out all applicable forms within the first 30 days following activation. No refund is available after the 30th day. All cancellations must be received through our web site as per the deadlines indicated. Phone requests will not constitute acceptance of any cancellation.

3.  Dedicated Server Same Day Setup Guarantee

(a) Coverage
C I Host's Same Day Setup Guarantee will only apply to those standard, pre-configured Dedicated Servers. This guarantee does not apply to non-standard configurations, such as changing RAID levels, load balancing, clustering, custome software installations, advanced solutions and other add-on features. Custom, made-to-order and Crazy Deal Dedicated Servers do not apply to this offer. Same Day Setup Guarantee does not apply to orders received on the Weekends or National Holidays. This offer applies only to the primary server, if the customer is electing the 2 For 1 server offer. The secondary, or free server, will be setup within 30 days from the day the primary server is placed online.

(b) Guarantee
For those Covered Servers described in (a) above, C I Host will Provision such servers by midnight CST on the same day of receiving a customer order, once such customer order has been confirmed and any necessary credit checks have been performed. 24 Hour Setup will mean that, for those customer orders for Covered Servers received and confirmed (including any necessary credit checks) by 6:00 p.m. United States Central Time during a Weekday, the Covered Server will be Provisioned by 12:00 a.m. (midnight) United States Central Time the same day. Weekday will mean Monday through Friday, excluding the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Day after Thanksgiving, and Christmas Day. Provision will mean that C I Host has generated an E-mail to the customer with the proper information to enable the customer to send and receive information from and to the Covered Server.

(c) Credit
If C I Host is unable to meet the Same Day Setup Guarantee as described in section titled "Dedicated Server Same Day Setup Guarantee", C I Host will issue a credit or refund of One Hundred Dollars ($100.00) of the Set-up fee described for the Covered Server. Such credit may be applied to future months service fees in C I Host's discretion.

(d) Restrictions
Credits will not be provided to you in the event that you do not have your Covered Server Provisioned the Same Weekday resulting from (i) your behavior or the performance or failure of your equipment, facilities or applications, or (ii) circumstances beyond C I Host's reasonable control, including, without limitation, acts of any governmental body, war, insurrection, sabotage, embargo, fire, flood, strike or other labor disturbance, interruption of or delay in transportation, unavailability of interruption or delay in telecommunications or third party services ( including DNS propagation), failure of third party software or hardware or inability to obtain raw materials, supplies, or power used in or equipment needed for provision of your Web site.



Privacy Policy

C I Host, Inc. is a licensee of the TRUSTe Privacy Program. TRUSTe is an independent, non-profit organization whose mission is to enable individuals and organizations to establish trusting relationships based on respect for personal identity and information by promoting the use of fair information practices. This privacy statement covers the site www.cihost.com. Because we want to demonstrate our commitment to our usersprivacy, we have agreed to disclose our privacy practices and have them reviewed for compliance by TRUSTe.

If users have questions or concerns regarding this statement, you should first contact privacy@cihost.com If you do not receive acknowledgment of your inquiry or it is not satisfactorily addressed, you should then contact TRUSTe through the TRUSTe Watchdog Dispute Resolution Process (http://www.truste.org/watchdog.html). TRUSTe will serve as a liaison with the Web site to resolve users concerns. However, please understand the TRUSTe program covers only information that is collected through this Web site, and does not cover information that may be collected through software downloaded from the site.

When you register for a C I Host account or affiliate program, use the live chat help function, C I Host obtains contact information, such as your name, email and postal address, and phone number, as well as payment information, such as your credit card number. For specific services or programs we may need to collect Federal Tax Identification Numbers. When you use C I Host's service, our systems record information about your session, such as the dates and times of use, and the specific Internet address assigned to you. To do this we may use standard web server log files as well as session or persistent based cookies. C I Host also tracks requests you make for information on C I Host's products and services, and responses you provide to C I Host surveys. Finally, C I Host keeps records of your payment history and communications you have with C I Host's support team. Except in extraordinary circumstances (when we receive a court order, to protect the company's rights or property, or in emergencies where someone's safety is at risk), C I Host does not keep track of what sites you visit when you are using the service as an identifiable individual.


What Information Does C I Host Gather?

When you register for a C I Host account, C I Host obtains contact information, such as your name, address, and phone number, as well as payment information, such as your credit card number. When you use C I Host's service, our systems record information about your session, such as the dates and times of use, and the specific Internet address assigned to you. C I Host also tracks requests you make for information on C I Host's products and services, and responses you provide to C I Host surveys. Finally, C I Host keeps records of your payment history and communications you have with C I Host's support team. Except in extraordinary circumstances (when we receive a court order, to protect the company's rights or property, or in emergencies where someone's safety is at risk), C I Host does not keep track of what sites you visit when you are using the service.


What Does C I Host Do With This Information?

C I Host uses the information it gathers in order to provide you with the best online experience possible. As you might expect, contact information is used to contact you concerning your account and our company. Individual chat sessions may be transcribed and stored to improve customer service and resolve issues. Federal Tax ID may be used to report revenues from specific programs as required by law. Payment information is used to validate your identity and to bill you for the services and products you order. Information on your online sessions is used to allocate system resources and to ensure compliance with C I Host's Service Level Agreements (SLAs). Information on your communications with C I Host's support team is used to address the issues raised by your communications. In addition, C I Host regularly sends out mailings regarding the operation of its service and other goods and services that it believes may be of interest to you. You may request that C I Host not send you mailings relating to other goods and services at the URLs listed in this section or send an e-mail to privacy@cihost.com. C I Host reserves the right, however, to send bulletins and other important information regarding the service at its discretion.


Does C I Host Share Subscriber Information With Third Parties?

C I Host will not share or disclose information regarding its subscribers except (i) when we receive legal process such as a court order or are required to disclose the information by law (e.g. Federal Tax ID); (ii) when reasonably necessary to protect the company's rights or property; (iii) in emergencies where someone's safety is at risk;
(iv) or as required for domain name registration (e.g.whoislookup).

You should be aware, however, that any information that you disclose in a public space such as a chat room, bulletin board, or personal Web site, C I Host's DNR domain registration is freely available to anyone else visiting that space. C I Host cannot safeguard any personally identifiable information you disclose in these locations, nor can it ensure that information you voluntarily supply to third parties remains private. Please review the privacy policies of third party sites you frequent to ensure that your privacy preferences are respected.


Security

The security of your personal information is important to us. When you enter sensitive information (such as credit card number and/or social security number) on our registration or order forms, we encrypt that information using secure socket layer technology (SSL).

We follow generally accepted industry standards to protect the personal information submitted to us, both during transmission and once we receive it. No method of transmission over the Internet, or method of electronic storage, is 100 percent secure, however. Therefore, while we strive to use commercially acceptable means to protect your personal information, we cannot guarantee its absolute security.


How Can I Correct or Update the Information?

To request a copy of the contact C I Host has on your account, send an e-mail request to privacy@cihost.com. You may correct that information as appropriate by returning a message to the same address. Please keep in mind that under C I Host's Service Level Agreements (SLAs), subscribers are required to provide C I Host with current contact and billing information. C I Host may require a copy of a government issued form of identification before disclosing billing information or before making changes to the billing or contact information on an account.

If you no longer wish to receive our newsletter and promotional communications, you may opt-out of receiving them by following the instructions included in each newsletter or communication or by emailing us at privacy@cihost.com.


What Happens to the Information if I Leave C I Host?

If you ever leave C I Host, C I Host will normally delete your personally identifiable account information twelve months after the account is cancelled, unless we are under a legal obligation to retain it. We preserve account information for this short period of time in the event you wish to reactivate your account and retain your previous e-mail address. However, in the event of any accounting irregularities, C I Host reserves the right to retain your contact and billing information as necessary to resolve the matter.


Changes to This Policy and Questions About Privacy

C I Host reserves the right to make changes to this policy. Minor changes will become effective immediately upon posting them to this privacy statement. However, those changes that are material will become effective 30 days after notice of them is posted here, on the site or emailed or emailed with an appropriate effective time frame. If you have any questions about this privacy policy, please send them via e-mail to privacy@cihost.com.